Centerstone Investors Trust

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints David J. Baum, Mitra Surrell, and Brian Lawrence, each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-1A for the Centerstone Investors Trust (the “Trust”), relating to the establishment of the Trust, and any amendments to the Registration Statement, including pre-and post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (File No. 333-208987), the Securities Exchange Act of 1934 and the Investment Company Act of 1940 (File No. 811-23128); and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signatures	Office with the Trust	Date

/s/ Abhay Deshpande________ Abhay Deshpande	Trustee and President	March 11 , 2016

/s/ Paul Coghlan____________ Paul Coghlan	Trustee	March 11 , 2016

/s/ Anita K. Krug___________ Anita K. Krug	Trustee	March 11 , 2016

/s/ Felix Rivera_____________ Felix Rivera	Trustee	March 11 , 2016

/s/ Philip Santopadre________ Philip Santopadre	Treasurer, Chief Financial Officer, and Secretary	March 11, 2016

CERTIFICATE

The undersigned, Trustee and President of CENTERSTONE INVESTORS TRUST, hereby certifies that the following resolution was duly adopted by a majority of the Board of Trustees at a meeting held March 11, 2016, and is in full force and effect:

"WHEREAS, the Trust periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

NOW, THEREFORE, the undersigned hereby constitutes and appoints DAVID J. BAUM, MITRA SURRELL, and BRIAN LAWRENCE as its true and lawful attorneys in-fact and agents with full power of substitution and resubstitution for it and in its name, place and stead, and in its capacity as a Trust, to execute the Registration Statement on Form N-1A for the Trust, and any amendments to Registration Statement, including pre-and post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the 1933 Act (File No. 333-208987), the Securities and Exchange Act of 1934, as amended, and the 1940 Act (File No. 811-23128), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby giving and granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith as fully to all intents and purposes as each of them might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact agents, or any of them, may or shall lawfully do or cause to be done by virtue hereof.

"

Dated: March 11, 2016	/s/Abhay Deshpande
Abhay Deshphande
Trustee and President

CENTERSTONE INVESTORS TRUST